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                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                                       OF
                             BUSINESS RESOURCE GROUP

                                  July 18, 2000


      The undersigned, constituting all of the members of the Board of Directors of Business Resource Group, a California corporation (the "Company"), acting pursuant to the authority of Section 307(b) of the California General Corporation Law and the Bylaws of the Company, do hereby approve and adopt the following resolution:

      Authorization

            WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize either of Messrs. George Kelly and Harry Robbins, the members of the Special Committee of the Board of Directors, to sign on behalf of the Company the Schedule 14d-9 (together with any related documents and any amendments thereto) to be filed by the Company, in connection with the Tender Offer and Merger with BRG Acquisition Corporation;

            RESOLVED: That either such member of the Special Committee is hereby authorized to sign on behalf of the Company the Schedule 14d-9 together with any related documents and any amendments thereto.




                            [Signature page follows.]



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      IN WITNESS WHEREOF, the undersigned directors of the Company have executed this unanimous written consent as of the date first written above.



                                             /s/ Brian D. McNay
                                          ----------------------------
                                          Brian D. McNay


                                             /s/ John W. Peth
                                          ----------------------------
                                          John W. Peth


                                             /s/ Harry S. Robbins
                                          ----------------------------
                                          Harry S. Robbins


                                             /s/ Jeffrey Tuttle
                                          ----------------------------
                                          Jeffrey Tuttle


                                             /s/ George Kelly
                                          ----------------------------
                                          George Kelly